UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2006

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 12, 2006, The Coast Distribution System, Inc. issued a press release announcing that it has been ranked 62nd on this year’s Fortune Small Business (FSB) Magazine’s list of the top 100 fastest-growing small public companies in the United States (the “FSB 100”). As stated in the press release, according to the FSB article that accompanied that list, Coast ranked 40th on the FSB 100 for stock performance with a three-year annualized return of 61.4% and 36th for growth in earnings per share with a three-year annualized increase of 62.1%.

The foregoing description of the contents of the press release is qualified by reference to that press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following Exhibit is being furnished with this Report:

Exhibit No	Description

99.1	Press Release issued July 12, 2006 announcing The Coast Distribution System’s ranking of 62nd on this year’s (FSB) magazine’s list of the top 100 fastest-growing small public companies in the United States.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: July 14, 2006	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No	Description

99.1	Press Release issued July 12, 2006 announcing The Coast Distribution System’s ranking of 62nd on this year’s (FSB) magazine’s list of the top 100 fastest-growing small public companies in the United States.

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